Exhibit 3.1

Consent of Independent Auditors

The Board of Directors

Ceres Global Ag Corp.

We consent to the use of our report included in this Registration Statement on Form F-7 and to the reference to our firm under the heading "Interest of Experts" in the prospectus.

/s/ KPMG LLP
Winnipeg, Canada
October 7, 2014